                                              AS FILED WITH THE SEC ON SEPTEMBER 6, 2007

                                                       REGISTRATION NO. 33-61143

                                                  SECURITIES AND EXCHANGE COMMISSION
                                                         WASHINGTON, D.C. 20549

                                                  POST-EFFECTIVE AMENDMENT NO. 16 TO

                                                               FORM S-3

                                                        REGISTRATION STATEMENT
                                                   UNDER THE SECURITIES ACT OF 1933

                                                     PRUCO LIFE INSURANCE COMPANY
                                                       (Exact Name of Registrant)

                                                                ARIZONA
                                     (State or other jurisdiction of incorporation or organization)

                                                               22-194455
                                                (I.R.S. Employer Identification Number)

                                                   C/O PRUCO LIFE INSURANCE COMPANY
                                                         213 WASHINGTON STREET
                                                     NEWARK, NEW JERSEY 07102-2992
                                                             (973) 802-7333
                                     (Address and telephone number of principal executive offices)

                                                           THOMAS C. CASTANO
                                                               SECRETARY
                                                     PRUCO LIFE INSURANCE COMPANY
                                                         213 WASHINGTON STREET
                                                     NEWARK, NEW JERSEY 07102-2992
                                                             (973) 802-4708
                                      (Name, address, and telephone number of agent for service)

                                                              Copies to:
                                                        C. CHRISTOPHER SPRAGUE
                                                   VICE PRESIDENT, CORPORATE COUNSEL
                                              THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                                         213 WASHINGTON STREET
                                                     NEWARK, NEW JERSEY 07102-2992

(973)802569976

Approximate date of commencement of proposed sale to the public--Immediately upon effectiveness

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box [
]

                                                    CALCULATION OF REGISTRATION FEE

                          ------------------------------------------------------------------------------
                          TITLE OF EACH                                    PROPOSED MAXIMUM
                          CLASS OF                        PROPOSED MAXIMUM    AGGREGATE      AMOUNT OF
                          SECURITIES TO BE   AMOUNT TO BE  OFFERING PRICE      OFFERING     REGISTRATION
                          REGISTERED         REGISTERED*     PER UNIT*          PRICE          FEE**
                          ------------------------------------------------------------------------------
                          Market-value
                            adjustment
                            annuity
                            contracts (or
                            modified
                            guaranteed
                            annuity
                            contracts)       $500,000,000                    $500,000,000       -0-
                          ------------------------------------------------------------------------------

* Securities are not issued in predetermined units ** Registration fee for these securities in the amount of $172,413.79 was paid at the time the securities were originally registered on Form S-1 as filed by Pruco Life Insurance Company on July 19, 1995.

Prudential Investment Management Services LLC, the principal underwriter of these contracts under a "best efforts" arrangement, will be reimbursed by Pruco Life Insurance Company for its costs and expenses incurred in connection with the sale of these contracts.

                                                                 Note:

Registrant is filing this Post-Effective Amendment No. 16 to the Registration Statement for the purpose of including in the
Registration Statement a Prospectus supplement.  The Prospectus and Part II that were filed as part of Post-Effective Amendment 15 with the SEC on April 20, 2007 as supplemented are incorporated by reference.  Other than as set forth herein, this Post-Effective
Amendment to the Registration Statement does not amend or delete any other part of the Registration Statement.

                                                     Pruco Life Insurance Company
                                              Pruco Life Insurance Company Of New Jersey

                                                       Strategic Partners Select

                                                  Supplement, dated November 19, 2007
                                                                  To
                                                    Prospectuses, dated May 1, 2007

This  Supplement  should be read and retained  with the current  Prospectus  for your  annuity.  This  Supplement is intended to update certain  information in the Prospectus for the variable  annuity you own, and is not intended to be a prospectus or offer for any other variable  annuity  listed here that you do not own. If you would like  another  copy of the current  Prospectus,  please  contact us at
1-888-PRU-2888.

A.  NEW SUB-ACCOUNT
Effective  November 19, 2007, the underlying  portfolio  listed below is being offered as a new  Sub-account.  We are also reflecting a sub-advisor change for one of the portfolios and a new principal underwriter.

In the section of the  Prospectus  entitled  "Summary of Contract  Expenses",  sub-section  "Underlying  Mutual Fund  Portfolio  Annual
Expenses", under the heading "Advanced Series Trust", the following portfolio has been added:

----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES
                                                    (as a percentage of the average net assets of the underlying Portfolios)
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------- --------------------- ------------------ ----------------- ------------------------- ------------------------------------
                                                                                                                    Acquired Portfolio Fees              Total Annual
                                                           Management Fees      Other Expenses       12b-1 Fees            & Expenses                 Portfolio Operating
                 UNDERLYING PORTFOLIO                                                                                                                      Expenses
Advanced Series Trust:
-------------------------------------------------------- --------------------- ------------------ ----------------- ------------------------- ------------------------------------
-------------------------------------------------------- --------------------- ------------------ ----------------- ------------------------- ------------------------------------
AST Western Asset Core Plus Bond                                0.70%                0.12%             0.00%                 0.00%                           0.82%
-------------------------------------------------------- --------------------- ------------------ ----------------- ------------------------- ------------------------------------

Effective  November 19, 2007, the underlying  portfolio  listed below is being offered as a new Sub-account  under  Strategic  Partners
Select.  In order to reflect these  additions:  The following is being added to the chart in the Strategic  Partners Select  Prospectus in the section entitled "What Investment Options Can I Choose? /Variable Investment Options":

-------------------------- -------------------------------------------------------------------------------------------------------------------------------- ------------------------------
         STYLE/                                                            INVESTMENT OBJECTIVES/POLICIES                                                             PORTFOLIO
          TYPE                                                                                                                                                        ADVISOR/
                                                                                                                                                                     SUB-ADVISOR
                           -------------------------------------------------------------------------------------------------------------------------------- ------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
        AST FUND
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
      Fixed Income        AST Western Asset Core Plus Bond Portfolio:  seeks to maximize total return,  consistent with prudent investment  management and    Western Asset Management
                          liquidity  needs, by investing to obtain its average  specified  duration.  The Portfolio's  current target average  duration is
                          generally  2.5 to 7 years.  The  Portfolio  pursues this  objective  by investing in all major fixed income  sectors with a bias     Company/ Western Asset
                          towards non-Treasuries.                                                                                                            Management Company Limited
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Also, in the same section of the  prospectus,  we make the  following  change to the chart  setting  forth a brief  description  of the variable investment options, to reflect a sub-advisor change:

o        Effective November 19, 2007,  Neuberger Berman Management Inc. will become  sub-advisor of SP Mid-Cap Growth Portfolio.  Prior to November 19, 2007, Calamos Advisors LLC was the sub-advisor.

We add a parenthetical after the name of the SP Mid Cap Growth Portfolio as follows, to indicate that we no longer permit purchases or transfers into the Portfolio by those who are not already invested in the Portfolio:

SP Mid Cap Growth Portfolio (closed to new investments):

B.  NEW PRINCIPAL UNDERWRITER
In the "Other  Information"  section of each  prospectus,  under the heading  entitled "Sales and  Distribution  of the Contract.",  we identify  Prudential  Investment  Management  Services  LLC (PIMS) as the  principal  underwriter  and  distributor  of the  annuities.
Beginning  as of the date of this  supplement,  PIMS has been  replaced by an  affiliated  broker-dealer  called  Prudential  Annuities
Distributors,  Inc. ("PAD").  Accordingly,  we replace the first two paragraphs under "Sales and Distribution of the Contract" with the following, and in the remainder of that section, replace references to PIMS with PAD:

"Prudential  Annuities  Distributors,  Inc.  (PAD), a wholly-owned  subsidiary of Prudential  Annuities,  Inc., is the  distributor and principal  underwriter of the annuities  offered through this  prospectus.  PAD acts as the distributor of a number of annuity and life insurance  products,  and is the  co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive,
Shelton,  Connecticut  06484. PAD is registered as a broker-dealer  under the Securities  Exchange Act of 1934 (Exchange Act), and is a
member of the National Association of Securities Dealers, Inc. (NASD)."

                                                              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf on this 6th day of September, 2007.
                                                            Pruco Life Insurance Company
                                                                           (Registrant)

Attest:           /s/ Thomas C. Castano                                                  By:      /s/ Scott D. Kaplan
                      Thomas C. Castano                                                             Scott D. Kaplan
                 Secretary                                                                          President

Pursuant to the  requirements of the Securities Act of 1933, this  Registration  Statement has been signed by the following  persons in the capacities and on the date indicated on this 6th day of September, 2007.

                    Signature and Title

/s/ *
Tucker I. Marr
Chief Financial Officer

/s/ *
James J. Avery, Jr.
Director

/s/*
Helen M. Galt                                                                               *By:     /s/ Thomas C. Castano
Director                                                                                               Thomas C. Castano
                                                                                                   (Attorney-in-Fact)
/s/ *
Scott D. Kaplan
Director

/s/ *
David R. Odenath, Jr.
Director